                                                                    Exhibit 24.1


                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Mikel D. Faulkner, Bruce N. Huff, Larry E. Cummings and Karen S. Bustamante, or any of them (with full power of each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, and any or all amendments (including without limitation, post-effective amendments and any amendment or amendments increasing the amount of securities for which registration is being sought), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission and/or any regulatory authority relating to the registration of 6,481,512 shares of Common Stock, $0.01 par value, of Harken Energy Corporation and such additional shares of Common Stock as the holders of "piggy-back" registration rights may request to be included in such registration statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully and to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons in the capacities indicated as of the 25th day of May, 1999.



       NAME                                                 CAPACITIES
        /s/ Mikel D. Faulkner                               Chairman of the Board, Director and
        -----------------------------------------           Chief Executive Officer
        Mikel D. Faulkner                                         (Principal Executive Officer)



        /s/ Bruce N. Huff                                    President, Chief Financial Officer and
        -----------------------------------------            Director (Principal Accounting Officer and
        Bruce N. Huff                                        Principal Financial Officer)



        /s/ Richard H. Schroeder                             Vice Chairman and Director
        -----------------------------------------
        Richard H. Schroeder



        /s/ Stephen C. Voss                                  Executive Vice President, Chief Operating
        -----------------------------------------            Officer and Director
        Stephen C. Voss


                                                             Director
        -----------------------------------------
        Gary R. Petersen



        /s/ Michael M. Ameen, Jr.                            Director
        -----------------------------------------
        Michael M. Ameen, Jr.



                                                             Director
        -----------------------------------------
        Michael R. Eisenson



        /s/ Hobart A. Smith                                  Director
        -----------------------------------------
        Hobart A. Smith



        /s/ Donald W. Raymond                                Director
        -----------------------------------------
        Donald W. Raymond



                                                             Director
        -----------------------------------------
        Gary B. Wood